EXHIBIT NO. 21.1

SUBSIDIARIES OF TEXAS REPUBLIC CAPITAL CORPORATION
A TEXAS CORPORATION

State of
Company Name	Incorporation	Ownership

Texas Republic Life Insurance Company	Texas	100% Direct